EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) dated March 1, 2018 (the “Effective Date”), is by and between MGT Capital Investments, Inc., a company incorporated under the laws of Delaware (the “Company”), and Robert S. Lowrey, an individual (the “Executive”) with reference to the following facts:

The Executive wishes to serve, and the Company wishes the Executive to serve, as Chief Financial Officer, Corporate Treasurer and Secretary; and

The parties hereto wish to enter into an Employment Agreement between the Executive and the Company, on the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the foregoing facts and mutual agreements set forth below, the parties, intending to be legally bound, agree as follows:

1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment and agrees to perform the Executive’s duties and responsibilities in accordance with the terms and conditions hereinafter set forth.

1.1 Duties and Responsibilities. The Executive shall serve as Chief Financial Officer, Corporate Treasurer and Secretary . During the Employment Term, the Executive shall perform all duties and accept all responsibilities incident to such position and other appropriate duties as may be assigned to Executive by the Company’s Board of Directors from time to time. The Company shall retain full direction and control of the manner, means and methods by which the Executive performs the services for which he is employed hereunder and of the place or places at which such services shall be rendered.

1.2 Employment Term. The term of the Executive’s employment shall commence on the Effective Date and shall continue for twenty-four (24) months, unless earlier terminated in accordance with Section 6 hereof. The term of the Executive’s employment shall be automatically renewed for successive one (1) year periods until the Executive or the Company delivers to the other party a written notice of their intent not to renew the Employment Term, such written notice to be delivered at least sixty (60) days prior to the expiration of the then-effective Employment Term. Each of the initial 24-month period and each successive one (1) year period shall be known as an “Employment Term.”

1.3 Extent of Service. During the Employment Term, the Executive agrees to use the Executive’s best efforts to carry out the duties and responsibilities under Section 1.1 hereof and to devote all Executive’s business time, attention and energy thereto. With the exception of service as a Director on no more than three (3) corporate or non-profit boards of directors, Executive further agrees not to work either on a part-time or independent contracting basis for any other business or enterprise during the Employment Term without the prior written consent of the Company’s Board of Directors.

1.4 Base Salary and Compensation

(a) Base Salary. The Company shall pay the Executive a base salary (the “Base Salary”) at the annual rate of $240,000 (U.S.), payable at such times as the Company customarily pays its other senior level executives (but in any event no less often than monthly). The Base Salary shall be subject to all state, federal and local payroll tax withholding and any other withholdings required by law. The Executive’s Base Salary may be increased by the Compensation Committee of the Board of Directors (the “Compensation Committee”) at any time. Once increased, such increased amount shall constitute the Executive’s Base Salary.

(b) Signing Bonus. The Company shall pay the Executive a one-time bonus of $10,000, payable upon execution of this Agreement. The Signing Bonus shall be subject to all applicable tax and payroll withholdings.

(c) Share Grant

(i) Upon the execution hereof and in consideration of the execution hereof, the Company shall issue to the Executive an aggregate of seven hundred fifty thousand (750,000) shares of the Company’s common stock (the “Shares” or “Securities”). The Company and Executive agree that issuance of the Shares is an inducement material to entering into this Agreement. The Shares will be allocated from the Company’s 2016 Stock Option Plan (the “Plan”).

(ii) Subject to Section 6 hereof and the Plan, the Shares shall vest as follows: (i) 1/3 of the Shares shall vest 12 months after the Effective Date, (ii) 1/3 of the Shares shall vest 18 months after the Effective Date and (iii) 1/3 of the Shares shall vest 24 months after the Effective Date.

(iii) The Executive shall not effect a Disposition of any Shares unless, until and to the extent the Shares have vested in accordance with this Agreement. Any attempt to effect a Disposition of any Shares prior to the date on which the Shares have vested, shall be void ab initio. For purposes of this Agreement, “Disposition” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

(iv) Notwithstanding any other provisions of this Agreement, the Company’s Board of Directors shall be authorized in its discretion, based upon its review and evaluation of the performance of the Executive and of the Company or its subsidiaries, to accelerate the vesting schedule under this Agreement upon the Shares, at such times and upon such terms and conditions as the Board shall deem advisable.

1.5 Incentive Compensation.

(a) Bonus. The Executive shall be eligible to earn a cash and/or equity bonus as the Compensation Committee may determine, from time to time, based on meeting performance objectives and bonus criteria to be mutually identified by the Executive and the Compensation Committee. Such objectives and criteria may be based on a favorable sale or merger of the Company, in addition to operating metrics. The Executive’s target bonus will be set at 50% of Base Salary upon meeting all performance objectives. Bonuses, if any, shall be subject to all applicable tax and payroll withholdings.

(b) Executive Benefits. The Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company and any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, the Executive’s participation in such plans shall be on the same basis and terms as other executives of the Company. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive’s entitlements hereunder.

1.6 Other Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans and programs made available to the Company’s senior level executives as a group or to its employees generally, as such plans or programs may be in effect from time to time (the “Benefit Coverages”), including, without limitation, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection and travel accident insurance. Executive shall be provided office space in or near Durham, NC and staff assistance appropriate for Executive’s position and adequate for the performance of his duties.

1.7 Reimbursement of Expenses; Vacation; Sick Days and Personal Days. The Executive shall be provided with reimbursement of expenses related to Executive’s employment by the Company, including reasonable expenses for travel within the scope of the Executive’s employment as long as such travel is pre-approved by the Company and reasonable expenses related to the Executive’s home office as long as such expenses are pre-approved by the Company, on a basis no less favorable than that which may be authorized from time to time by the Board, in its sole discretion, for senior level executives as a group. The Executive shall also be provided with reimbursement of expenses (including travel expenses) related to Executive’s continuing education requirements to maintain his CPA license. Executive shall be entitled to vacation and holidays in accordance with the Company’s normal personnel policies for senior level executives, but not less than four (4) weeks of vacation per calendar year.

1.8 No Other Compensation. Except as expressly provided in Sections 1.4 through 1.7, Executive shall not be entitled to any other compensation or benefits.

2. Representations and Warranties of the Executive. The Executive represents and warrants to the Company as follows:

2.1 No Conflicts. The execution and delivery by the Executive of this Agreement, and the performance by the Executive of its obligations hereunder, do not and will not (i) violate or conflict with any law, ordinance, or regulation, or order, decree or judgment of any arbitrator, court or administrative or other governmental body which is applicable to, binding upon or enforceable against the Executive or any of his assets, (ii) constitute or result in any breach of any of the terms, provisions, conditions of, or constitute a default under, or an event which, with notice or lapse of time or both, would constitute a default under, any indenture, agreement, contract or other document to which the Executive is a party or by which the Executive may be bound or (iii) require the consent or approval of any court, governmental authority or other person. Neither the execution, delivery nor performance of this Agreement, nor the consummation by the Executive of the obligations contemplated hereby requires the consent of, authorization by, exemption from, filing with or notice to any governmental entity or any other person.

2.2 Restricted Securities. Unless the Company notifies the Executive in writing otherwise, the Shares are characterized as “restricted securities,” as that term is defined under Rule 144 of the Securities Act, and may not be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”) or in accordance with an exemption therefrom. The Executive represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Executive agrees and acknowledges that, in connection with the transfer of any portion of, or all of, the Shares, the Company may require the Executive to provide an opinion of counsel, the form and substance of which shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

2.3 Experience of the Executive. The Executive, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has evaluated the merits and risks of such investment. The Executive is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

2.4 Risk of Investment. The Executive is aware and acknowledges that (i) the investment in the Securities is speculative and the Executive bears the risk of loss of its entire investment, (ii) the Executive, in accepting the Securities, is relying, if at all, solely upon the advice of his personal financial, tax and legal advisers with respect to an investment in the Company, and (iii) because transfer of the Securities is restricted, it may not be possible for the Executive to liquidate its investment readily in case of an emergency and, therefore, the Executive may have to bear the risk of an investment in the Securities for an indefinite period of time.

2.5 Tax Consequences. The Executive acknowledges that the acquisition of the Securities, may involve tax consequences to the Executive, and the contents of this Agreement do not contain tax advice. The Executive acknowledges that he has not relied and will not rely upon the Company with respect to any tax consequences related to the Securities. The Executive assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with the Securities.

2.6 Purchase Entirely for Own Account. The Securities to be received by the Executive hereunder will be acquired for the Executive’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Executive has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Executive’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Executive to hold the Securities for any period of time. The Executive is not a broker-dealer or agent of a broker-dealer required to be registered with the Securities and Exchange Commission under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor an entity or individual engaged in a business that would require it to be so registered.

2.7 Accredited Investor. The Executive is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

2.8 Disclosure of Information. The Executive has access to and has reviewed the Company’s filings with the Securities and Exchange Commission, at www.sec.gov, including the “Risk Factors” contained therein. The Executive has had the opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.

2.9 Legends. The Executive agrees to the imprinting, so long as is required by this Section 2.9, of a legend on any of the Securities issued pursuant to this Agreement, or certificates evidencing such securities, in the following form:

THIS SECURITY NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

The Executive agrees also to the imprinting of any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities to be so legended. Certificates evidencing such securities shall not contain any legend (including the legend set forth in this Section 2.9 hereof): (i) while a registration securities pursuant to Rule 144, or (iii) if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), as reasonably determined by the Company.

2.10 Reliance on Exemptions. The Executive understands that unless the Company informs him otherwise in writing, the Securities being offered hereunder, are being offered in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the Executive’s representations, and compliance with the representations, warranties, agreements, acknowledgments and understandings of the Executive set forth herein, in order to determine the availability of such exemptions and the eligibility of the Executive to acquire the Securities.

2.11 Due Execution; Binding Obligation. This Agreement has been duly executed and delivered by the Executive and is a legal, valid and binding obligation of the Executive enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights or the availability of equitable remedies.

3. Representations of the Company. The Company represents and warrants to the Executive as follows:

3.1 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

3.2  No Conflict. The execution, delivery and performance of this Agreement by the Company will not (i) result in a violation of the Company’s Certificate of Incorporation, as amended, or other organizational document of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adviser effect on the Company or its subsidiaries.

3.3  Securities Law Exemptions. Subject to Section 2.10 above, assuming the accuracy of the representations and warranties of the Executive contained herein, the offer and issuance by the Company of the Securities, is exempt from registration pursuant to the exemption provided by Section 4(a)(2) of the Securities Act should the Company elect to rely on any such exemption.

4. Confidential Information. Executive recognizes and acknowledges that by reason of Executive’s employment by and service to the Company before, during and, if applicable, after the Employment Term, Executive will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” and plans, financing services, funding programs, costs, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”). Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company and Executive covenants that he will not, unless expressly authorized in writing by the Company, at any time during the course of Executive’s employment use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Executive’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Executive also covenants that at any time after the termination of such employment, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Executive or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Executive to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Executive’s possession during the course of Executive’s employment shall remain the property of the Company. Except as required in the performance of Executive’s duties for the Company, or unless expressly authorized in writing by the Company, Executive shall not remove any written Confidential Information from the Company’s premises, except in connection with the performance of Executive’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Upon termination of Executive’s employment, the Executive agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Executive’s possession. As a condition of Executive’s continued employment with the Company and in order to protect the Company’s interest in such proprietary information, the Company shall require Executive’s execution of a Confidentiality Agreement and in the form attached hereto as Exhibit “A”, and incorporated herein by this reference.

5. Non-Competition; Non-Solicitation.

5.1 Non-Compete. The Executive hereby covenants and agrees that during the term of this Agreement and for a period of one year following the end of the Employment Term, the Executive will not, without the prior written consent of the Company, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venture, security holder, trustee, partner, Executive, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area. For the purpose of this Section 5.1, (i) “Competing Business” means any company engaged in the mining of Bitcoin and other virtual currencies, substantially similar to those activities of the Company; and (ii) “Covered Area” means all geographical areas of the United States and foreign jurisdictions where the Company may operate. Notwithstanding the foregoing, the Executive may own shares of companies so long as such securities do not constitute more than ten percent (10%) of the outstanding securities of any such company.

5.2 Non-Solicitation. The Executive further agrees that as long as the Agreement remains in effect and for a period of one (1) year from its termination, the Executive will not divert any business of the Company and or any affiliate of the Company and/or the Company’s and/or its affiliates’ business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Company.

5.3 Remedies. The Executive acknowledges and agrees that his obligations provided herein are necessary and reasonable in order to protect the Company and its affiliates and their respective business and the Executive expressly agrees that monetary damages would be inadequate to compensate the Company and/or its affiliates for any breach by the Executive of his covenants and agreements set forth herein. Accordingly, the Executive agrees and acknowledges that any such violation or threatened violation of this Section 5 will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company and its affiliates shall be entitled to obtain injunctive relief against he threatened breach of this Section 5 or the continuation of any such breach by the Executive without the necessity of proving actual damages.

6. Termination.

6.1 Termination without Cause or for Good Reason.

(a) If this Agreement is terminated by the Company other than for Cause (as defined in Section 6.4 hereof) or as a result of Executive’s death or Permanent Disability (as defined in Section 6.2 hereof), or if Executive terminates his employment for Good Reason (as defined in Section 6.1(b) hereof) prior to the Expiration Date, Executive shall receive or commence receiving as soon as practicable in accordance with the terms of this Agreement:

(i) a severance payment (the “Severance Payment”), which amount shall be paid in a cash lump sum within ten (10) days of the date of termination, in an amount equal to the higher of the aggregate amount of the Executive’s Base Salary for the then remaining term of this Agreement or twelve (12) times the average monthly Base Salary and Bonus paid or accrued during the three full calendar months immediately preceding such termination;

(ii) expense reimbursement which shall be paid in a lump sum payment within ten (10) days of the date of termination, in an amount equal Executive’s reimbursed expenses set forth in Section 1.7;

(iii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by the Company’s stock option plans or two years following the Termination Date;

(iv) payment in respect of compensation earned but not yet paid (the “Compensation Payment”) which amount shall be paid in a cash lump sum within ten (10) days of the date of termination. For the purposes of this Section, the Compensation Payment shall include any payment for the pro-rata number of vacation days earned, but not taken in the preceding calendar year; and

(v) immediate vesting of all Shares.

(b) For purposes of this Agreement, “Good Reason” shall mean any of the following (without Executive’s express prior written consent):

(i) Any material breach by Company of any provision of this Agreement, including any material reduction by Company of Executive’s duties or responsibilities (except in connection with the termination of Executive’s employment for Cause, as a result of Permanent Disability, as a result of Executive’s death or by Executive other than for Good Reason);

(ii) A reduction by the Company in Executive’s Base Salary or any failure of the Company to reimburse Executive for material expenses described in Section 1.7;

(iii) The failure by the Company to obtain the specific assumption of this Agreement by any successor or assign of Company as provided for in Section 8 hereof; or

(iv) Upon a Change in Control of Company (as such term is hereinafter defined).

(c) The following provisions shall apply in the event compensation provided in Section 6.1(a) becomes payable to the Executive:

(i) if the severance compensation provided for in Section 6.1(a)(ii) above cannot be finally determined on or before the tenth day following such termination, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company of the minimum amount of such compensation and shall pay the remainder of such compensation (together with interest at the Federal short-term rate provided in Section 1274(d)(1)(C)(i) of the Internal Revenue Code (the “Code”)) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive payable on the fifth day after demand by the Company (together with interest at the Federal short-term rate provided in Section 1274(d)(1)(C)(i) of the Code).

(ii) If the payment of the Total Payments (as defined below) will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code, the Company shall pay the Executive on or before the tenth day following the Date of Termination, an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive, after deduction of any Excise Tax on Total Payments and any federal and state and local income tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Total Payments. For purposes of determining whether any of the payments will be subject to the Excise Tax and the amount of such Excise Tax, (A) any payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive’s termination of employment, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a Change in Control of the Company or any corporation affiliated or which, as a result of the completion of transaction causing such a Change in Control, will become affiliated with the Company within the meaning of Section 1504 of Code (the “Total Payments”) shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by the Company’s independent auditors and acceptable to the Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code either in their entirety or in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (B) the amount of the Total Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of (I) the total amount of the Total Payments or (II) the amount of excess parachute payments or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Section 280G of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive’s employment, the Executive shall repay to the Company at the time the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment that can be repaid such that the Executive remains whole on an after-tax basis following such repayment (taking into account any reduction in income or excise taxes to the Executive from such repayment) plus interest on the amount of such repayment at the Federal short-term rate provided in Section 1274(d)(1)(C)(i) of the Code. In the event the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive’s employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

(iii) This Agreement is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 4999 of the Code. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. All reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Section 409A of the Code shall be made or provided in accordance with the requirements of Section 409A of the Code, including, without limitation, that (i) in no event shall reimbursements by the Company under this Agreement be made later than the end of the calendar year next following the calendar year in which the applicable fees and expenses were incurred, provided that Executive shall have submitted an invoice for such fees and expenses at least 10 days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred; (ii) the amount of in-kind benefits that the Company is obligated to pay or provide in any given calendar year (other than medical reimbursements described in Treas. Reg. § 1.409A-3(i)(1)(iv)(B)) shall not affect the in-kind benefits that the Company is obligated to pay or provide in any other calendar year; (iii) Executive’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit; and (iv) in no event shall the Company’s obligations to make such reimbursements or to provide such in-kind benefits apply later than Executive’s remaining lifetime or if longer, through the 20th anniversary of the Effective Date. To the extent Executive is a “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance promulgated thereunder and any elections made by the Company in accordance therewith, notwithstanding the timing of payment provided in any other Section of this Agreement, no payment, distribution or benefit under this Agreement that constitutes a distribution of deferred compensation (within the meaning of Treasury Regulation Section 1.409A-1(b)) upon separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), after taking into account all available exemptions, that would otherwise be payable, distributable or settled during the six-month period after separation from service, will be made during such six-month period, and any such payment, distribution or benefit will instead be paid, distributed or settled on the first business day after such six-month period; provided, however, that if Executive dies following the Date of Termination and prior to the payment, distribution, settlement or provision of the any payments, distributions or benefits delayed on account of Section 409A of the Code, such payments, distributions or benefits shall be paid or provided to the personal representative of Executive’s estate within 30 days after the date of Executive’s death.

6.2 Permanent Disability. If the Executive becomes totally and permanently disabled (“Permanent Disability”), the Company or the Executive may terminate this Agreement on written notice thereof, and the Executive shall receive or commence receiving, as soon as practicable:

(a) amounts payable pursuant to the terms of the disability insurance policy or similar arrangement which Company maintains for the Executive, if any, during the term hereof;

(b) the Compensation Payment which shall be paid to Executive as a cash lump sum within thirty (30) days of such termination; and

(c) all Shares to which the Executive is entitled under Section 1.4(b) hereof.

6.3 Death. In the event of the Executive’s death during an Employment Term hereunder, this Agreement will terminate, and the Executive’s estate or designated beneficiaries shall receive or commence receiving, as soon as practicable in accordance with the terms of this Agreement:

(a) compensation equal to one year’s Base Salary (calculated by multiplying 12 by the average monthly Base Salary paid or accrued for the three full calendar months immediately such event), which shall be paid within thirty (30) days of such termination;

(b) any death benefits provided under the Executive benefit programs, plans and practices in which the Executive has an interest, in accordance with their respective terms;

(c) the Compensation Payment which shall be paid to Executive’s estate as a cash lump sum within thirty (30) days of such termination;

(d) all shares to which the Executive is entitled under Section 1.4(b) hereof which shall immediately vest; and

(e) such other payments under applicable plans or programs to which Executive’s estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs.

6.4 Voluntary Termination by Executive: Discharge for Cause. The Company shall have the right to terminate this Agreement for Cause (as hereinafter defined). In the event that the Executive’s employment is terminated by Company for Cause, as hereinafter defined, or by the Executive other than for Good Reason or other than as a result of the Executive’s Permanent Disability or death, prior to the Termination Date, the Executive shall be entitled only to receive, as a cash lump sum within thirty (30) days of such termination, the Compensation Payment. As used herein, the term “Cause” shall be limited to (a) willful malfeasance or willful misconduct by the Executive in connection with the services to the Company in a matter of material importance to the conduct of the Company’s affairs, or (b) the conviction of the Executive for commission of a felony. For purposes of this subsection, no act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Termination of this Agreement for Cause pursuant to this Section 6.4 shall be made by delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of all the Executive, if a Board member not participating in the vote, of the members of the Board of Directors called and held for such purpose (after thirty (30) days prior written notice to the Executive and reasonable opportunity for the Executive to be heard before the Board of Directors prior to such vote), finding that in the good faith business judgment of such Board of Directors, the Executive was guilty of conduct set forth in any of clauses (a) through (b) above and specifying the particulars thereof.

7. Change in Control.

7.1 Definition. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company, the Executive or any executive benefit plan sponsored by the Company, or such person on the Effective Date hereof is a 20% or more beneficial owner, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period, constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office, who were directors at the beginning of such two-year period.

7.2 Rights and Obligations. If a Change in Control of the Company shall have occurred while the Executive is director of the Company, the Executive shall be entitled to the compensation provided in Section 6.1(a) of this Agreement upon the subsequent termination of this Agreement by either the Company, or the Executive within two years of the date upon which the Change in Control shall have occurred, unless such termination is a result of (i) the Executive’s death; (ii) the Executive’s Disability; (iii) the Executive’s Retirement; or (iv) the Executive’s termination for Cause.

8. Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession or by Executive notifying the Company that cash payment be made to an affiliated investment partnership in which Executive is a control person) or by Company, except that Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Company, if such successor expressly agrees to assume the obligations of Company hereunder.

9. Indemnification. Executive shall be indemnified by the Company against all liability incurred by the Executive in connection with any proceeding, including, but not necessarily limited to, the amount of any judgment obtained against Executive, the amount of any settlement entered into by the Executive and any claimant with the approval of the Company, attorneys’ fees, actually and necessarily incurred by him in connection with the defense of any action, suit, investigation or proceeding or similar legal activity, regardless of whether criminal, civil, administrative or investigative in nature (“Claim”), to which he is made a party or is otherwise subject to, by reason of his being or having been a director, officer, agent or employee of the Company, to the full extent permitted by applicable law and the Certificate of Incorporation of the Company.. Such right of indemnification will not be deemed exclusive of any other rights to which Executive may be entitled under Company’s Certificate of Incorporation or By-laws, as in effect from time to time, any agreement or otherwise.

10. General Provisions.

10.1 Modification: No Waiver. No modification, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by all parties hereto. Failure of any party at any time to enforce any provisions of this Agreement or any rights or to exercise any elections hall in no way be considered to be a waiver of such provisions, rights or elections and shall in no way affect the validity of this Agreement. The exercise by any party of any of its rights or any of its elections under this Agreement shall not preclude or prejudice such party from exercising the same or any other right it may have under this Agreement irrespective of any previous action taken.

10.2 Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

MGT Capital Investments, Inc.

512 S. Mangum Street, Suite 408

Durham, NC 27701

If to Executive, to:

Robert Lowrey

c/o MGT Capital Investments, Inc.

512 S. Mangum Street, Suite 408

Durham, NC 27701

Or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

10.4 Further Assurances. Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

10.5 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provisions or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

10.6 Successors and Assigns. Executive may not assign this Agreement without the prior written consent of the Company. The Company may assign its rights without the written consent of the executive, so long as the Company or its assignee complies with the other material terms of this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, and the Executive’s rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors. The Company’s subsidiaries and controlled affiliates shall be express third party beneficiaries of this Agreement.

10.7 Entire Agreement. This Agreement supersedes all prior agreements and understandings between the parties, oral or written. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

10.8 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile with original signatures to follow.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of March 8, 2018.

EXECUTIVE:	MGT CAPITAL INVESTMENTS, INC.

/s/ Robert S. Lowrey		/s/ H. Robert Holmes
Robert S. Lowrey	Name:	H. Robert Holmes
	Title:	Director, Chairman of the Nomination and Compensation Committee

/s/ Robert Ladd
	Name:	Robert Ladd
	Title:	Director, President and CEO

[SIGNATURE PAGE TO EXECUTIVE EMPLOYMENT AGREEMENT]